Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in the Registration Statement Form S-8 (No. 333-208647) of Canadian Pacific Railway Limited of our report dated June 24, 2022, appearing in this Annual Report on Form 11-K of CP 401(k) Savings Plan for the year ended December 31, 2021.

/s/ Armanino LLP

St. Louis, Missouri
June 24, 2022